Exhibit 5

BOSTON    CONNECTICUT    NEW JERSEY    NEW YORK    WASHINGTON, D.C.

DAY PITNEY LLP
Attorneys at Law

One Jefferson Road, Parsippany, New Jersey 07054-2891
T: (973) 966-8123 F: (973) 206-6791
info@daypitney.com

December 21, 2012

Hudson Valley Holding Corp.
21 Scarsdale Road
Yonkers, New York 10707

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) by Hudson Valley Holding Corp. (the “Company”) relating to 1,000,000 shares of the Company’s common stock, par value $0.10 per share (the “Securities”) to be offered pursuant to the Company’s Dividend Reinvestment Plan (the “Plan”).

We have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, agreements, instruments and certificates of public officials of the State of New York and of officers of the Company as we have deemed necessary or appropriate in order to express the opinion hereinafter set forth.

Based upon the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Securities Act of 1933, as amended (the “Act”), and the Securities have been duly issued as contemplated by the Registration Statement and the Plan and for the consideration determined in accordance with the terms of the Plan (assuming that, upon any issuance of the Securities, the total number of shares of the Company’s common stock issued and outstanding will not exceed the total number of shares of the Company’s common stock that the Company is then authorized to issue), the Securities will be validly  issued, fully paid and nonassessable.

The foregoing opinion is limited to the federal laws of the United States and the laws of the State of New York.  We express no opinion as to the effect of the law of any other jurisdiction.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Day Pitney LLP

DAY PITNEY LLP